Exhibit 99.1

Kaspien Holdings Inc. Announces Voluntary Delisting from the OTCQB and

Deregistration Under the Securities Act

SPOKANE, Wash. – December 18, 2023 – Kaspien Holdings Inc. (OTCQB: KSPN) (“Kaspien” or the “Company”) today notified the OTCQB of the Company’s decision to voluntarily delist its common stock from the OTCQB and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about December 28, 2023. As a result, the Company expects the delisting of its common stock to become effective on or about January 8, 2024. The Company also will be taking steps to deregister as a public company under the Securities Exchange Act of 1934.

After an assessment of the Company’s current cash and liquidity position and near-term debt maturities, the Company has initiated a plan to wind down the Company’s operations in an orderly fashion. Such plan includes the previously announced reduction in force of substantially all of the Company’s employees other than a core group of employees required to execute an orderly wind down of the Company and support the efforts to maximize the value of the Company’s business and assets. The Company expects that the actions to wind down the operations will be substantially completed by May 1, 2024. The Company intends to wind down its operations in an orderly manner without the need for a bankruptcy filing.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words and phrases such as “aims,” “anticipates,” “believes,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words and phrases or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the reduction-in-force, wind down, delisting and deregistration process. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements are based on the Company’s current expectations, estimates and projections only as of the date of this press release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and our subsequent periodic reports on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the SEC. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Company Contact

Ed Sapienza
Chief Financial Officer
509-202-4261
esapienza@kaspien.com